Exhibit (h)(6)

              SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

     THIS AGREEMENT is made as of December 3, 2007 by and between PFPC Inc., a Massachusetts corporation with offices located at 301 Bellevue Parkway, Wilmington, Delaware 19809 ("PFPC"), and HighMark Capital Management, Inc. with offices located at 350 California Street, San Francisco, CA 94104 ("HCM"), a California corporation, for services to be provided with respect to the HighMark Funds a Massachusetts business trust (the "Fund") with offices also located at 350 California Street, San Francisco, CA 94104 .

                              W I T N E S S E T H :

     WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund has retained HCM as administrator to provide administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), each Portfolio of which may consist of one or more classes of shares of beneficial interest ("Shares"), and

     WHEREAS, HCM wishes to retain PFPC to provide sub-administration and accounting services with respect to the Portfolios, and PFPC wishes to furnish such services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:

1.   DEFINITIONS. As used in this Agreement:

     (a)  "1933 ACT" means the Securities Act of 1933, as amended.

     (b)  "1934 ACT" means the Securities Exchange Act of 1934, as amended.

     (c) "AUTHORIZED PERSON" means any officer of the Fund or HCM and any other person duly authorized by the Fund's Board of Trustees or HCM's Board of Directors to give Oral Instructions or Written Instructions on behalf of the Fund or HCM. An initial list of such persons is attached as Exhibit B. An Authorized Person's scope of authority may be limited by setting forth such limitation in a written document signed by both parties hereto.

     (d) "DE-CONVERSION SERVICES" means those services that are identified in Exhibit E to be performed by PFPC in accordance with and subject to the provisions of this Agreement.

     (e) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may, in each separate instance, consider and rely upon instructions it receives from an Authorized Person via electronic mail as Oral Instructions.

     (f)  "SEC" means the Securities and Exchange Commission.

     (g)  "SECURITIES LAWS" means the 1933 Act, the 1934 Act and the 1940 Act.

     (h) "SHARES" means the shares of beneficial interest of any series or class of the Fund.

     (i) "WRITTEN INSTRUCTIONS" mean (i) written instructions signed by an Authorized

Sub-Administration and Accounting Services Agreement               Page 2 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.


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          Person (or a person  reasonably  believed by PFPC to be an  Authorized
          Person) and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered electronically (with respect to sub-item (ii) above) or by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. HCM hereby appoints PFPC to provide sub-administration and accounting services to each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services. PFPC shall be under no duty to take any action hereunder on behalf of the Fund or any Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC and HCM in a written amendment hereto. PFPC shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by HCM, the Fund or any other third party service provider to the Fund, unless otherwise agreed in writing by both HCM and PFPC, or engaged, retained, employed, or otherwise contracted by PFPC.
     Notwithstanding the foregoing sentence, PFPC shall be responsible for any reasonable increase in such costs, fees or expenses to the extent directly attributable to the failure of PFPC to provide timely service under this Agreement, provided that HCM has given PFPC written notice of such failure and a reasonable opportunity to remediate such failure. PFPC must obtain prior written consent from HCM, which will not be unreasonably withheld,


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as of December 3, 2007 between
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     in the  event  PFPC  or its  associates,  engages,  employs,  or  uses  the service(s) of a third party not located in the United States of America to support the services that PFPC provides to HCM under this Agreement. No engagement by PFPC of a third party will relieve PFPC of its obligations under this Agreement. PFPC will comply in all material respects with the applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC as sub-administrator. HCM will comply in all material respects with the applicable requirements of the Securities Laws, and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by HCM as administrator.

3.   INSTRUCTIONS.

     (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

     (b) PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents of HCM or the Fund or of any vote, resolution or proceeding of HCM's Board of Directors or of the Fund's Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

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as of December 3, 2007 between
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     (c)  HCM agrees to use commercially  reasonable  efforts to forward to PFPC
          Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions
          or  enforceability   of  the  transactions   authorized  by  the  Oral
          Instructions  or  PFPC's ability to rely  upon such Oral Instructions.

4.   RIGHT TO RECEIVE ADVICE.

     (a) ADVICE OF THE FUND OR HCM. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund or HCM.

     (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for the Fund or the Fund's investment adviser (in which case such counsel will be contacted through HCM) or counsel for PFPC, at the option of PFPC). In the event counsel for the Fund or HCM responds to such requests from PFPC, and in connection therewith incurs legal fees or costs, the parties shall use good faith efforts to appropriately allocate such fees or costs; with the understanding that PFPC shall not be responsible for legal fees or costs occasioned by PFPC's provision of regulatory administration


Sub-Administration and Accounting Services Agreement               Page 5 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          services in the normal course of business.

     (c) CONFLICTING ADVICE. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from the Fund or HCM and the advice or positions PFPC receives from counsel, PFPC may rely upon and follow the advice or positions of counsel. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such positions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such positions or advice or Oral Instructions or Written
          Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

5.   RECORDS; VISITS.

     (a) The books and records pertaining to HCM, the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of HCM or the Fund, copies of any such books and records shall be provided by PFPC to HCM, the Fund or to an Authorized Person, at HCM's or the Fund's reasonable expense.

     (b)  PFPC shall keep the following records:

          (i) all books and records with respect to each Portfolio's books of account;

          (ii)  records of each Portfolio's securities transactions; and

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          (iii) all other  books  and  records as PFPC is  required  to maintain pursuant to Rule 31a-1 of the 1940 Act in connection with the services provided hereunder.

     (c)  Upon  termination  or  expiration  of this  Agreement,  all  documents
          (including any tangible media) related to this Agreement or the services provided hereunder shall be handled as follows:

          (i) ELECTRONIC DOCUMENTS. PFPC shall retain electronically the books and records of the Fund that PFPC maintains electronically in the normal course of business on behalf of the Fund pursuant to the terms of this Agreement, and PFPC shall reasonably cooperate with HCM to assist to respond to questions or requests for information (including without limitation, requests from regulatory authorities) for such fees as the parties mutually agree in writing;

          (ii) HARD COPIES. HCM shall instruct PFPC to send hard copy books and records of the Fund maintained in PFPC's facilities to PFPC's archive vendor, or to HCM or its designee; and HCM shall either assume ownership of the Fund's books and records maintained at the archive vendor or shall instruct PFPC to cause the archive vendor to ship such books and records to HCM or its designee, at HCM's cost.

          (iii) Each party shall retain the documents it is required by law to maintain;

          (iv) Documents not covered by (i), (ii) or (iii) above shall be returned to the party who owns the documents to the extent such party so requests, or destroyed to the extent such party requests destruction; provided that, any request for return

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

                or destruction  is made within 90 days after the  expiration  or termination of this Agreement;

          (v) All documents related to this Agreement or the services provided hereunder, retained by a party after termination or expiration of this Agreement, that contain Confidential Information of the other party, shall be maintained subject to the provisions of
                Section 6 of this Agreement;

          (vi) Either party may request a copy of any document related to this Agreement or the services provided hereunder retained by the other party after termination or expiration of this Agreement; provided that, the party making the request reimburses the other party for the reasonable copying cost; and

          (vii) Notwithstanding any other provision of this Section 5(c), any document related to this Agreement or the services provided hereunder, retained by a party after termination or expiration of this Agreement, may be destroyed by such party according to its normal records destruction schedule, provided that such schedule is consistent with applicable law.

6.   CONFIDENTIALITY.  Each party shall keep  confidential  any  confidential or
     proprietary   information   relating   to  the   other   party's   business
     ("Confidential Information").

     (a) Confidential Information shall include, but not be limited to, (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans,


Sub-Administration and Accounting Services Agreement               Page 8 of 51
as of December 3, 2007 between
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

          processes, policies and procedures for marketing, sales, and customer service and support activities, financial service pricing and profitability; customer and vendor contracts and related documents, and internal performance results relating to the past, present or future business activities of the Fund, HCM or PFPC, their respective subsidiaries and affiliated companies; (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund, HCM or PFPC a competitive advantage over its competitors; (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; (iv) the names, addresses, telephone and facsimile numbers, financial data, e-mail addresses, and any other "Non-Public Personal Information" as that term is used in the Gramm-Leach-Bliley Act of 1999 (the "Act"), regarding Fund shareholders, or HCM's, its operating subsidiaries, or its affiliates' customers, or prospective customers; (v) all trading information, portfolio holdings information, investment models, asset allocation models, and any similar information related to the Fund; and (vi) anything designated as confidential by PFPC, the Fund, or HCM in its reasonable discretion.

     (b) Confidential Information does not include any information that (i) is in the public domain, other than as a result of breach by the recipient of the

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          information of its obligations  under this Agreement,  (ii) is already known to the receiving party at the time it is obtained; or (iii) has been or is independently developed or obtained by the receiving party,
          without   reference   to  any  of  the  other   party's   Confidential
          Information.

     (c) The provisions of this Section 6 shall survive termination of this Agreement.

     (d) HCM hereby informs PFPC that (i) HCM is subject to the consumer and customer privacy provisions of the Act and Federal regulations that implement the Act (the "Regulation"); (ii) the Confidential Information covered by this Agreement may include Non-Public Personal Information as defined in the Regulation; and (iii) that HCM has certain obligations to protect the Confidential Information from unauthorized disclosure to third parties. PFPC understands that PFPC's willingness and ability to reasonably cooperate with and assist HCM in this regard is a material factor in HCM's willingness to enter into this Agreement, and such other agreements as HCM may enter into, or have entered into, with PFPC, through which agreements Confidential Information will be released from HCM to PFPC. PFPC acknowledges that in the course of performing duties for HCM it may receive, or otherwise have access to, data that may be Confidential Information of HCM or the Fund. PFPC warrants that it has developed and implemented procedures reasonably designed to prevent the improper release of Confidential Information of HCM or the Fund as required by the Act.

Sub-Administration and Accounting Services Agreement               Page 10 of 51
as of December 3, 2007 between
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     (e)  Specifically,  and not by way of  limitation,  each party  shall:  (i)
          maintain Confidential Information of the other party and the Fund in physical and electronically secure media and facilities, subject to commercially reasonable security procedures; (ii) not use, nor permit
          its  employees,   agents,  consultants  or  affiliates  to  use,  such
          Confidential   Information  for  any  purpose   whatsoever  except  as
          permitted by this Agreement or as required by applicable law; (iii) neither use, nor permit use of, such data for any sales or marketing purposes; and (iv) make and enforce policies and procedures in hiring, training, and supervision of its staff, agents and consultants in proper handling and protection of Confidential Information. Neither party shall permit its employees or agents to download, use or maintain Confidential Information on laptops, or other personal
          portable  devices,   unless  such  information  is  encrypted  with  a
          reasonable level of encryption protection.

     (f) HCM hereby informs PFPC that HCM is a registered investment adviser and an operating subsidiary of a national bank. PFPC hereby informs HCM that PFPC is a registered transfer agent and affiliated with a national bank. As such, each of HCM and PFPC is charged with a high standard with respect to its own, and its customers', personal and financial data, and, further, that such data can be misused if not treated appropriately; and, therefore, breach of any provision of this
          Section 6 by a party may expose the other party to reputational, financial, and market risks, and to risk of regulatory action, for which there is no adequate remedy at law or

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          by way of damages alone.  Therefore,  each party stipulates and agrees that in the event of any allegation of violation, or allegation of any threatened violation, by it of the provisions of this Section 6, a
          temporary   restraining   order,  or  preliminary   and/or   permanent
          injunction, as the case may be, may forthwith issue upon showing of probable cause of such actual or threatened breach, such order to prohibit the misuse, improper copying, or improper release of any such data in violation hereof.

     (g) Confidential Information may be disclosed under the following circumstances, provided that reasonable steps are taken in the respective circumstances to ensure that the party to whom the information is disclosed will maintain the confidentiality of the information: (i) Disclosure is required pursuant to a court order, subpoena, governmental or regulatory agency request or law; (ii) Disclosure is made in the good faith belief that it is materially relevant to the defense of a claim or cause of action asserted against the disclosing party, provided that the written consent of the other party has been obtained, unless the action is between the parties and/or the Fund; (iii) Disclosure is made in connection with an independent third party compliance or other review; or (iv) Disclosure is necessary or appropriate in connection with the provision of services under this Agreement.

     (h) SECURITY BREACH. PFPC shall notify HCM of any security breach of information covered under California Civil Code Section 1798.82 in the most expedient time possible and without unreasonable delay, so as to

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          enable HCM to comply with Section 1798.82.  Written  confirmation must be sent within forty-eight (48) hours of PFPC's confirmation of such a security breach. PFPC shall notify HCM of any other confirmed
          security  breach  of  Confidential   Information   promptly  following
          discovery.

     (i) ADDITIONAL PROCEDURES IN THE EVENT OF SECURITY BREACH. PFPC agrees to provide HCM written details regarding PFPC's internal investigation regarding any security breach. HCM, at its reasonable discretion, may request PFPC undertake a second more in-depth investigation concerning specific aspects of the breach, and PFPC will undertake commercially reasonable efforts to so, and will provide to HCM results of its findings. PFPC shall not notify any regulatory authority on behalf of the HCM unless HCM specifically request in writing that the PFPC do so. For the avoidance of doubt, the foregoing sentence shall not prevent PFPC from making notifications to law enforcement agencies or any regulatory or governmental agencies with jurisdiction over PFPC. PFPC and HCM shall work together to formulate a plan reasonably designed to prevent similar security breaches. In the event HCM determines with reasonable likelihood that a misuse of Customer Information has occurred, PFPC shall reasonably cooperate with HCM in attempting to rectify said breach, which may include notifying HCM customers whom HCM reasonably deems affected. PFPC and HCM shall jointly prepare a customer notice. All costs and expenses reasonably incurred by HCM as a direct result of a security breach shall be borne by PFPC to the extent the breach is caused

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

          by PFPC's failure to maintain the Standard of Care (as defined below) in the performance of its duties under this Agreement.

7. LIAISON WITH ACCOUNTANTS. PFPC shall act as liaison with the Fund's independent public accountants and shall provide account analyses, fiscal year summaries, and other audit-related schedules with respect to each Portfolio. PFPC shall take all reasonable action in the performance of its duties under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

8. PFPC SYSTEM. PFPC shall retain title to and ownership of any and all of its own data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by PFPC in connection with the services provided by PFPC under this Agreement.

9. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to HCM or the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this

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     Agreement; provided however, that PFPC has made commercially reasonable efforts to implement its business resumption plan.

10.  COMPENSATION.

     (a) As compensation for services rendered by PFPC during the term of this Agreement, HCM will pay to PFPC a fee or fees as may be agreed to in writing by HCM and PFPC from time to time.

     (b) Subject to payment of filing fees to PFPC in advance, PFPC will remit to the respective jurisdictions the requisite blue sky filing fees for the shares of the relevant Portfolio(s) (or classes thereof), and any fees for qualifying or continuing the qualification of any Portfolio(s) (or classes thereof). HCM acknowledges that PFPC may, to the extent required by law, receive float benefits in connection with maintaining certain accounts required to provide services under this Agreement.

     (c) HCM hereby represents and warrants to PFPC that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) to the best of HCM's knowledge any benefits accruing to PFPC or to HCM in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by PFPC to HCM or any affiliate of HCM relating to this Agreement, to the extent these benefits present a possible conflict of interest between HCM and Fund, have been fully disclosed to the Board of Trustees of the Fund and that, if permitted by applicable law, such Board of Trustees has approved or will approve

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

          the terms of this Agreement, any such fees and expenses, and any such benefits.

     (d) Notwithstanding the limitation of liability provisions of this Agreement or the termination of this Agreement, HCM shall remain responsible for paying to PFPC any fees (except for fees disputed by HCM in good faith) set forth in the applicable fee letter. With respect to any fees that HCM disputes, the parties agree to use good faith efforts to resolve any such disputes, and upon resolution thereof, HCM shall promptly pay to PFPC the amount mutually agreed, if any, is due PFPC.

11.  DISPUTE RESOLUTION PROCESS.

     (a) Each of PFPC and HCM shall appoint an individual ("EXECUTIVE CONTACT") who shall be the individual responsible for participating in the dispute resolution process described in this Section 11. Each Executive Contact shall possess the requisite corporate power and authority to negotiate and implement, on behalf of the party he or she represents, a settlement of any dispute between the parties hereunder. Each of PFPC and HCM shall have the right from time to time to appoint a successor to its then-current Executive Contact.

     (b) NOTICE OF BREACH. Except with respect to claims for injunctive relief, the following procedure will be adhered to in all claims, disputes, and controversies arising out of or in connection with or relating to this Agreement or the breach or alleged breach of this Agreement. Upon the occurrence of a breach or default under this Agreement, the aggrieved

Sub-Administration and Accounting Services Agreement               Page 16 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          Party must send the other Party to this Agreement ("Receiving Party") written notice of the nature of the claim, dispute or controversy, with as much detail as possible regarding the dispute (a "Dispute Notice").

     (c) EFFECT OF OTHER REMEDIES AND CURE PERIODS PROVIDED IN THIS AGREEMENT. To the extent any provision or Exhibit of this Agreement shall provide a specific cure period applicable to a specific breach, and or, a specific remedy applicable to such breach, such provisions of this Agreement shall govern the breach, unless the breach is either (i) disputed by a Party or (ii) the cure of the breach is disputed by a Party. In the event a breach occurs for which this Agreement does not provide a specific cure period, a Party shall have thirty (30) days from its receipt of written notice of the breach to cure the breach. If a breach is disputed by a Party, or a cure of a breach is disputed by a Party, the dispute shall be governed by this Section 11 "DISPUTE RESOLUTION PROCESS".

     (d) MEETING. The respective managers of the parties who are responsible for the day-to-day management of the relationship contemplated by this Agreement (the "DESIGNEE Managers") shall meet within ten days after the date of receipt of the Dispute Notice to attempt to reach an agreement about the nature of the dispute and a resolution of the dispute. If the Designee Managers are unable to resolve the dispute within such time period, the Executive Contacts of the parties shall meet within thirty days after the date of receipt of the Dispute Notice to attempt to reach an agreement about the nature of the dispute and a resolution of the dispute.

Sub-Administration and Accounting Services Agreement               Page 17 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          If the Executive Contacts cannot resolve the dispute within such time period or any agreed upon extension, or if the terms and conditions of the resolution or settlement of the dispute are breached, either party may institute legal proceedings or litigation against the other as it deems necessary. Except with respect to the matter in dispute, pending resolution of any dispute covered by this Section 11, both parties will continue their performance under this Agreement including, without limitation, HCM's payment of all amounts due to PFPC.

12.  STANDARD OF CARE/LIMITATION OF LIABILITY.

     (a) PFPC shall use commercially reasonable efforts in the performance of its services under this Agreement; provided that, subject to the terms of this Section 12, PFPC shall be liable to HCM (or any person or entity claiming through HCM) for damages only to the extent caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement ("STANDARD OF CARE").

     (b) Neither PFPC nor HCM shall be liable for (i) any consequential, incidental, exemplary, punitive or special damages, or loss of profits arising out of or in connection with either party's respective obligations under this Agreement, whether or not the likelihood of such damages was known by such party; (ii) any damages that either party is required to pay for any reason whatsoever and regardless of the form of action, shall not exceed, in the aggregate, actual proven direct damages; and (iii) any damages (including without limitation damages caused by delays, failure, errors,

Sub-Administration and Accounting Services Agreement               Page 18 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          interruption or loss of data) occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation: acts of God; action or inaction of civil or military authority; national emergencies; public enemy; war; terrorism; riot; fire; flood; catastrophe; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature; non-performance by a third party (except a third party directly or indirectly retained by such party); failure of the mails; or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the above; provided that PFPC uses commercially reasonable efforts to implement its business resumption plan as soon as practicable.

     (c) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes to be genuine. PFPC shall not be liable for any damages that are caused by actions or omissions taken by PFPC in accordance with Written Instructions or advice of counsel. PFPC shall not be liable for any damages to the extent arising out of any action or omission to act by any prior service provider of the Fund or for any failure to discover any such error or omission despite reasonable diligence.

Sub-Administration and Accounting Services Agreement               Page 19 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

     (d) Each party shall have a duty to mitigate damages for which the other party may become responsible.

     (e)  This Section 12 shall survive termination of this Agreement.

13.  INDEMNIFICATION.

     (a) Unless PFPC fails to meet its Standard of Care (defined in Section 12 above), HCM agrees to indemnify, defend and hold harmless PFPC and its affiliates and their respective directors, officers, agents and employees from all taxes, charges, assessments, claims, suits, actions, damages, losses, liabilities, obligations, costs and reasonable expenses (including reasonable attorneys' fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) to the extent caused by: (a) any action or omission to act by any prior service provider of the Fund; and (b) any action taken or omitted to be taken by PFPC in connection with the provision of services to the Fund.

     (b) PFPC agrees to indemnify, defend and hold harmless HCM, the Fund, and their affiliates and their respective officers, directors, and employees, from all taxes, charges, expenses, assessments, claims, suits, actions, damages, losses, obligations, costs and liabilities (including without limitation, reasonable attorney's fees and court costs, travel costs and other reasonable out-of-pocket costs related to dispute resolution) to the extent caused by PFPC's failure to meet its Standard of Care under this Agreement.

     (c)  LEGAL ACTION AGAINST INDEMNIFICATION PARTY

Sub-Administration and Accounting Services Agreement               Page 20 of 51
as of December 3, 2007 between
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

          (i) NOTICE OF THE ACTION. A party that seeks indemnification under this Agreement must promptly give the other party notice of any legal action. But a delay in notice does not relieve an indemnifying party of any liability to an indemnified party, except to the extent the indemnifying party shows that the delay prejudiced the defense of the action.

          (ii) PARTICIPATING IN OR ASSUMING THE DEFENSE. The indemnifying party may participate in the defense at any time or it may assume the defense by giving notice to the other party. After assuming the defense, the indemnifying party:

                (1) must select an attorney  that is  satisfactory  to the other party (but the other party must not unreasonably withhold its consent);

                (2) is not  liable to the other  party for any later  attorney's fees or for any other later expenses that the other party incurs, except as approved by the indemnifying party;

                (3) must not  compromise or settle the action  without the other party's consent (but the other party must not unreasonably withhold its consent); and

                (4) is not liable for any compromise or settlement  made without its consent (but the other party must not unreasonably withhold its consent).

          (iii) FAILING TO ASSUME THE DEFENSE. If the indemnifying party fails to participate in or assume the defense within 30 days after receiving notice of the action, the indemnifying party is bound by any determination made in the action or by any compromise or settlement made by the other party.

Sub-Administration and Accounting Services Agreement               Page 21 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

     (d)  This Section 13 shall survive termination of this Agreement.

14. DESCRIPTION OF ACCOUNTING AND ADMINISTRATIVE SERVICES ON A CONTINUOUS BASIS. PFPC will perform the accounting and administrative services with respect to each Portfolio described in Exhibit D to this Agreement.

15.  DURATION AND TERMINATION.

     (a) This Agreement shall continue until terminated by HCM or by PFPC on 120 days' prior written notice to the other party. In the event HCM gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor accounting and administration services agent(s) (and any other service provider(s)), and all trailing expenses incurred by PFPC, will be borne by HCM.

     (b) PFPC shall, if requested by HCM, make a good faith effort to facilitate a conversion to HCM's successor service provider; provided that PFPC does not guarantee that it will be able to effect a conversion on the date requested by HCM.

     (c) If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. In all cases, termination

Sub-Administration and Accounting Services Agreement               Page 22 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

     (d)  OBLIGATIONS ON TERMINATION OF AGREEMENT

          (i) FEES HCM shall pay PFPC (A) the fees for products and services provided under this Agreement prior to the effective date of expiration or termination; and (B) any reasonable fees for de-conversion or other post-termination services which HCM may request and PFPC may provide. Upon termination of this Agreement, HCM will be obligated to reimburse PFPC for any charges for telecommunication services and other third-party provided services as referenced in EXHIBIT E, which are incurred by PFPC on HCM's behalf for a period of ninety (90) days following the termination of this Agreement.

          (ii) DE-CONVERSION SERVICES Upon the termination of this Agreement as set forth in this Section 15, and upon HCM's written request, PFPC will provide HCM with the De-conversion Services. The De-conversion Services will be provided at PFPC's then prevailing fees for such services.

16. NOTICES. Notices shall be addressed (a) if to PFPC, at 301 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President (or such other address as PFPC may inform HCM in writing); (b) if to HCM, at 350 California Street, San Francisco, California 94104, Attention: President (or such other address as HCM

Sub-Administration and Accounting Services Agreement               Page 23 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

     may inform PFPC in writing) or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

17. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by both parties

18 ASSIGNMENT. Neither party may assign any interest in this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld); except that:

     (i) PFPC may assign its interest in this Agreement to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives HCM 30 days' prior written notice thereof, and

     (ii) HCM may assign its interest in this Agreement to any majority-owned direct or indirect subsidiary of Mitsubishi UFJ Financial Group, Inc. provided that (i) HCM gives PFPC 30 days' prior written notice thereof and (ii) HCM's administration agreement with the Fund is assigned contemporaneously to the same entity.

          In the case of any assignment by PFPC, (A) PFPC or its assignee will permit HCM to conduct reasonable due diligence on the assignee at least similar to that conducted on PFPC in connection with this Agreement; provided that, if the assignment is pursuant to (i) above, PFPC may complete the assignment without

Sub-Administration and Accounting Services Agreement               Page 24 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          the consent of HCM and whether or not such due diligence has been completed at the time of the assignment, and (B) PFPC covenants that the assignee has a capacity materially similar to the capacity of PFPC to fulfill its obligations under this Agreement. PFPC or its assignee will reasonably cooperate with any HCM due diligence on the assignee referred to in the preceding sentence, including but not limited to, by providing information promptly upon request and by permitting appropriate site visits upon reasonable notice.

19. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

21.  MISCELLANEOUS.

     (a) Notwithstanding anything in this Agreement to the contrary, HCM agrees to notify PFPC of any modifications made to the Fund's Registration Statement or any Fund or HCM policies which affect PFPC's responsibilities under this Agreement; provided that, PFPC shall not be bound by any such modifications which, in either case, would affect materially the obligations or responsibilities of PFPC hereunder unless PFPC shall have accepted such modifications, which acceptance shall not be unreasonably withheld.

     (b) Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to HCM or

Sub-Administration and Accounting Services Agreement               Page 25 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          any  other  person,  including,  without  limitation,  any  warranties
          regarding  quality,  suitability,   merchantability,   fitness  for  a
          particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

     (c) This Agreement (together with its exhibits, the fee letter referenced in Section 10, and a letter agreement regarding fund officers between the parties dated as of the date hereof) embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be construed as constituting, legal advice or the provision of legal services for or on behalf of HCM or any other person.

     (d) HCM will provide such information and documentation as PFPC may reasonably request in connection with services provided by PFPC under this Agreement.

     (e) This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

Sub-Administration and Accounting Services Agreement               Page 26 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          The prevailing party in any lawsuit brought under this Agreement shall be entitled to its costs of suit including reasonable attorney's fees. For purposes of this provision, a party shall be deemed to be the "prevailing party" with respect to an action only if the tribunal deciding such action determines that such party has prevailed on a substantial portion of its claims in such action such that it is equitable for such party to be awarded attorneys' fees and court costs.

     (f) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as may be explicitly stated in this Agreement, (i) this Agreement is not for the benefit of any other person or entity and (ii) there shall be no third party beneficiaries hereof except the Fund.

     (g)  The  facsimile   signature  of  any  party  to  this  Agreement  shall
          constitute the valid and binding execution hereof by such party.

     (h) To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of PFPC's affiliates are financial institutions, and PFPC may, as a matter of policy, request (or may have already requested)

Sub-Administration and Accounting Services Agreement               Page 27 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          HCM's name, address and taxpayer identification number or other government-issued identification number, and, if such party is a natural person, that party's date of birth. PFPC may also ask (and may have already asked) for additional identifying information, and PFPC may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

     (i) During the term of this Agreement and for one year thereafter, neither party shall (with the exceptions noted in the immediately succeeding sentence) knowingly solicit or recruit for employment or hire any of the other party's employees without the prior written consent of that party. To "knowingly" solicit, recruit or hire within the meaning of this provision does not include, and therefore does not prohibit, solicitation, recruitment or hiring of an employee if the employee was identified by such entity solely as a result of the employee's response to a general advertisement by such entity in a publication of trade or industry interest or other similar general solicitation by such entity.

     (j) THE PARTIES HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THE WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER HEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY

Sub-Administration and Accounting Services Agreement               Page 28 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

          CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES EACH ACKNOWLEDGE THAT THE WAIVER IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY TO HAVE LEGAL COUNSEL REVIEW THE WAIVER. THE WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS WRITTEN CONSENT TO A TRIAL BY COURT.

Sub-Administration and Accounting Services Agreement               Page 29 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

     IN WITNESS WHEREOF, the parties hereto have caused this Sub-administration and Accounting Services Agreement to be executed as of the day and year first above written.


                                        PFPC INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                        Title:



                                        HIGHMARK CAPITAL MANAGEMENT, INC.



                                        By:
                                           ------------------------------------
                                        Name:  Earle A. Malm II
                                        Title: Chief Executive Officer


Sub-Administration and Accounting Services Agreement               Page 30 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

                                    EXHIBIT A

     THIS EXHIBIT A, dated as of December 3, 2007 is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of December 3, 2007 between PFPC Inc. and HighMark Capital Management, Inc.

                                   PORTFOLIOS

HighMark Balanced Fund
HighMark Cognitive Value Fund
HighMark Core Equity Fund
HighMark Enhanced Growth Fund
HighMark International Opportunities Fund
HighMark Large Cap Growth Fund
HighMark Large Cap Value Fund
HighMark Small Cap Advantage Fund
HighMark Small Cap Growth Fund
HighMark Small Cap Value Fund
HighMark Value Momentum Fund
HighMark Capital Growth Allocation Fund
HighMark Diversified Equity Allocation Fund
HighMark Growth & Income Allocation Fund
HighMark Income Plus Allocation Fund
HighMark Bond Fund
HighMark California Intermediate Tax-Free Bond Fund
HighMark National Intermediate Tax-Free Bond Fund

Sub-Administration and Accounting Services Agreement               Page 31 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

HighMark Short Term Bond Fund
HighMark California Tax-Free Money Market Fund
HighMark Diversified Money Market Fund
HighMark U. S. Government Money Market Fund
HighMark 100% U. S. Treasury Money Market Fund


Sub-Administration and Accounting Services Agreement               Page 32 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

                                    EXHIBIT B

                        (initial authorized persons list)
                                   Earle Malm
                                   David Goerz
                                   Greg Knopf
                                  Laurence Reed
                                 Catherine Vacca
                                   Noel Casale
                                     Ann Lau
                                 Merritt McGann
                                Pamela O'Donnell
                                  William Quinn
                                 Dennis Reichert
                                 Tomas Santiago
                    HighMark Funds Portfolio Management Teams

Sub-Administration and Accounting Services Agreement               Page 33 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

                                    EXHIBIT C

                             (intentionally omitted)


Sub-Administration and Accounting Services Agreement               Page 34 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

                                    EXHIBIT D

PFPC Inc. as sub-administrator shall provide the following services with respect to the Fund or, if appropriate, each Portfolio:

FUND ACCOUNTING SERVICES:

1. Maintain the Fund's accounting books and records in accordance with U.S. GAAP and PFPC's normal practices. Provide such records for inspection upon reasonable request by the Administrator, auditors, or regulatory agency.

2.   Compute net asset value of each class of shares.

3.   Journalize investment, capital share and income and expense activities.

4. Verify investment buy/sell trade tickets when received from the investment adviser for a Portfolio (the "Adviser").

5.   Maintain individual ledgers for investment securities.

6.   Maintain historical tax lots for each security.

7. Reconcile cash and investment balances of the Fund with the Custodian on a daily basis, and provide the Adviser with the beginning cash balance available for investment purposes.

8.   Update the cash availability throughout the day as required by the Adviser.

9.   Calculate capital gains and losses.

10.  Determine net income.

11. Post to and prepare the Statement of Assets and Liabilities and the Statement of Operations.

12. Obtain security market quotes from independent pricing services approved by the Adviser, or if such quotes are unavailable, then notify the Adviser that it must convene the fair value committee to provide such prices, and attend the fair value committee meeting and provide minutes to the Adviser regarding each such meeting, and in either case calculate the market value of each Portfolio's investments in accordance with the Fund's Pricing and Valuation Policies, as amended; provided that PFPC has received a copy of the then-current Pricing and Valuation Policies, and has been provided a reasonable opportunity to act thereon, and object to any aspect thereof.

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13.  Calculate   required  ordinary  income  and  capital  gain   distributions,
     coordinate estimated cash payments, and perform necessary reconciliations with the transfer agent.

14.  As appropriate,  compute yields,  total return,  expense ratios,  portfolio
     turnover  rate,  and,  if  required,   portfolio  average   dollar-weighted
     maturity.

15.  Transmit or email a copy of the daily portfolio valuation to the Adviser.

16. Provide total daily net asset report in email form that details assets by Portfolio and class and daily NAV change.

17. Provide a summary of the impact of the use of FT Interactive fair value prices on the net asset value of the Portfolios on days on which the fair valuation trigger is exceeded.

18. Provide weekly stale price review in accordance with fair valuation pricing policy.

19. To the extent accurate information is made available to PFPC, maintain accurate and up to date security masters on all portfolio securities. Review the information contained in security masters regularly to determine if they contain the data necessary for accurate income accruals, security calls and maturities, security classifications, and compliance reviews.

EXPENSE BUDGETING:

Calculate various contractual expenses (E.G., advisory and custody fees):

20. Prepare annual expense budget, regularly monitor the expense accruals versus payments and notify an officer of the Fund of any proposed adjustments to accruals.

21. Control all disbursements and authorize such disbursements upon Written Instructions.

22. Provide a monthly summary of expense accruals, disbursements and accrual rates to the Administrator.

23.  Provide all monthly fund expense data and payment authorization  associated
     to  the   disbursements  to  advisor,   administrator,   sub-administrator,
     distributor and intermediaries (if needed).

24.  Maintain deferred compensation records for the Board of Trustees.

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25.  In  conjunction  with the Fund's  Custodian,  issue payment to the Board of
     Trustees within 24 hours of a board meeting.


PERFORMANCE & THIRD PARTY REPORTING SERVICES

26. Provide standardized performance reporting data, benchmarks (including the calculation of blended benchmarks), indices etc. to the Fund, the Adviser, and to other interested parties as reasonably directed by the Advisor and agreed to by HCM and PFPC.

27. Provide performance, financial and expense information for registration statements and proxies.

28. Communicate net asset value, yield, total return, portfolio holdings or-other financial data to appropriate third party reporting agencies or interested parties, and reasonably assist in resolution of errors reported by such third party agencies.

29.  Complete industry surveys as reasonably requested.

30. Communicate new product launches and changes in Portfolio product line and Portfolio profiles to third party reporting services as needed.

31. Provide feeds and/or data files (as requested by web provider), containing pertinent fund data, to populate HCM Funds' website.

FINANCIAL REPORTING/REGULATORY FILINGS

32. Prepare the Fund's annual and semi-annual shareholder reports, and prepare and coordinate the filing (via EDGAR) of Forms N-SAR, N-CSR, 24f-2, annual N-1A update, N-Q and N-PX (with the Fund providing the voting records in the format required by PFPC). (Additional fees apply for any additional reports or filings, to the extent PFPC can prepare them.)

33. Provide information requested by and reasonably assist in the resolution of issues identified by the Auditors relating to the 17f-2 filing.

34. Coordinate the mailing of the Portfolio Managers Questionnaire and the Trustees and Officers Questionnaire for the annual N-1A update process.

35.  Manage annual and semi-annual report preparation process and annual audits.

GENERAL SERVICES:

36. Subject to the terms of Exhibit F, provide an employee of PFPC to be the Fund's Chief Financial Officer and such person shall also be the Fund's principal financial

Sub-Administration and Accounting Services Agreement               Page 37 of 51
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
     officer. PFPC shall provide an additional service in connection with such Chief Financial Officer as provided in Exhibit F.

37. Provide a sub-certification consistent with the requirements of the Sarbanes-Oxley Act of 2002 (including the regulations thereunder in effect from time to time) pertaining to the Sub-Administrator's services, for the purpose of providing a basis of support for the Fund's certifying officers to render the certifications required by Sarbanes Oxley. This sub-certification would pertain to information that has been prepared, processed and reported by the Sub-Administrator.

38.  Prepare  monthly  broker  commissions/security   transaction  summaries  by
     Portfolio.

39.  Prepare monthly security transaction listings.

40. Supply various normal and customary Portfolio and Fund reports and statistical data in order to support annual N-1A filings, commission reporting, board reporting and marketing materials as reasonably requested on an ongoing basis.

41. Administratively assist in obtaining fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-l(7) under the 1940 Act as such bonds and policies are approved by the Fund's Board of Trustees. Coordinate the filing of the fidelity bond with the SEC and monitor, on a monthly basis, the Fund's asset levels against the associated minimum fidelity bond levels set forth in Rule 17g-1.

42. Provide Fund information and data to assist in the creation of marketing materials.

43. Provide Portfolio performance, expense and other financial data (i.e., commission, revenue share etc.) for review and use by HCM in its annual 15(c) presentation.

44. In consultation with HCM, create project plans and manage such plans with respect to Portfolio mergers and liquidations, new Portfolio or share class launches and redemptions-in-kind.

45. At a reasonable service levels, provide informal input with respect to general operational matters of the Fund.

46. Provide semi-annually, copies of the Sub-Administrator's SAS 70 reports and its most recent business continuity plan or summary thereof with respect to the services provided hereunder.

47. Provide a monthly management report that details, among other matters, service levels and fund statistics as agreed to by HCM and PFPC.

48. Maintain books and records in accordance with relevant regulatory statutes and standard industry practice which support the services provided to the Fund by the

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as of December 3, 2007 between
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

     Sub-Administrator. Provide such records for inspection upon request by the Administrator, auditors, or regulatory agency.

COMPLIANCE

49. Upon conversion, establish post-trade (T+2) applicable Fund compliance rules within PFPC's Compliance System limited to data available through PFPC's fund accounting systems.

50. Add all new rules for new and existing portfolios to the Compliance System as reasonably requested by the Administrator, limited to data available to data available through PFPC's fund accounting systems.

51. Provide daily post-trade (T+2) compliance testing with respect to certain applicable Fund investment policies and procedures, guidelines and regulatory limitations/rules, limited to data available through PFPC's fund accounting systems (as agreed upon between HCM and PFPC).

52. Provide timely reporting of violations/exceptions and potential violations identified to the Administrator.

53. With regards to the services provided to the Fund by the Sub-Administrator, maintain policies and procedures reasonably designed to prevent violations of Federal Securities Laws as defined in SEC Rule 38a-1. Quarterly, provide certification to the Administrator as to the reasonable design of these policies and procedures, and reporting of any material compliance violations noted. Annually, PFPC will provide a copy of the results of any third party reviews of the operational effectiveness of PFPC's policies and procedures.

54. Annually, provide the Administrator, either through PFPC's web-site or otherwise, with any third-party reports relating to the review of PFPC's operations and controls, including, but not limited to, SAS 70 reports and independent compliance reviews of the services provided to the Fund by the various operational groups within PFPC. PFPC will notify HCM of any material compliance violations that impact the Fund, promptly following the time at which senior PFPC personnel are made aware of such violation(s).

55. Annually, permit HCM's Compliance group to visit PFPC on-site to review and test certain operational areas that service the Fund and to conduct interviews with certain PFPC employees as agreed upon between HCM and PFPC.

TAX SERVICES

56. Monitor and advise the Fund and its Portfolios on their regulated investment company status under the Internal Revenue Code of 1986, as amended.

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as of December 3, 2007 between
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

57. Prepare, sign and file all federal and state tax returns and extensions for each Portfolio other than those required to be prepared and filed by the Fund's transfer agent or custodian.

58.  Review   Portfolios  for  potential   PFICs  and  forward  to  Advisor  for
     determination.

59. Prepare annual distribution estimates for review by advisor at a minimum one quarter before year end and update one month prior to month end.

60.  Prepare and review all excise tax calculations.

61. Provide data, including tax reclassifications, for year-end 1099's and review supplemental tax letters.

62. Prepare 1099s on behalf of the Fund for Board of Trustees and various vendors as needed.

REGULATORY SERVICES


63. Provide industry perspective to counsel to the Fund and, where applicable, to counsel to the Fund's independent Trustees.

64. Assist the Fund in handling and responding to routine regulatory examinations with respect to records retained or services provided by the Sub-Administrator, and coordinate with Fund's counsel in responding to any non-routine regulatory examinations with respect to such matters.

65. Prepare annual update to the Fund's registration statement on Form N-1A and supplements for review by Adviser, Sub-Advisers, Independent Auditors, Transfer Agent and Fund counsel. Manage the process related to the preparation of these documents and coordinate their filing with the SEC. Supplements limited to 6 supplements annually not to exceed two pages in length.

66. Provide such fund accounting, financial, distribution (including 12b-1 reporting) and other reports (relative to the services provided by PFPC) in connection with quarterly meetings of the Board of Trustees as the Board may reasonably request, including, without limitation, monthly brokerage commission reports and monthly sales activity reports.

67. Provide individuals to serve as Secretary or Assistant Secretary of the Fund, as requested.

68. Maintain a regulatory calendar for the Fund listing various SEC filing and board approval deadlines.

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as of December 3, 2007 between
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

69. Coordinate the Fund's Board of Trustees' meeting schedule, agenda and production of and mailing of materials for quarterly Board meetings and one special Board meeting per calendar year.

70.  Draft agendas and resolutions for quarterly board meetings.

71. Attend quarterly board meetings and draft and circulate minutes thereof for review and finalization.

72. Handle blue sky matters, including preparing such reports, applications and documents (including reports regarding the sale and redemption of Fund shares if redemption information is provided by the Fund as may be required in order to comply with state securities law) as may be necessary or desirable to perform notice filing of the Fund's shares with state securities authorities, monitoring sale of Fund shares for compliance with state securities laws, and filing with the appropriate state securities authorities the notice filing statements and reports for the Fund and the Fund's shares and all amendments thereto, as may be necessary or convenient to notice file and keep effective the Fund and the Fund's shares with state securities authorities to enable the Fund to make a continuous offering of its shares.

     All regulatory services are subject to the review and approval of Fund Counsel.

COMMUNICATION

73. Coordinate and participate on bi-weekly "Service Calls" that include various service providers (transfer agency, custodian, distribution).

74.  Meet weekly via telephone with administration team to discuss open items.

75. Coordinate quarterly tax calls to review current tax issues and relevant tax matters.

76. Communicate NAV errors within two business days of identification and within 5 days for all other errors.

77. Communicate changes in PFPC senior personnel servicing the HCM relationship within 2 weeks of receiving notice from such personnel.

OTHER

78. Perform any other services not addressed in this Exhibit D for the Fund on such terms and for such fees as the parties may agree in writing to from time to time.

[END OF EXHIBIT D]

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as of December 3, 2007 between
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

                                    EXHIBIT E
                             DE-CONVERSION SERVICES

A. GENERAL. The following sets forth the general features of the plan for the transition of the Services from PFPC to the successor provider (HCM or its designee) upon the termination of this Agreement:

     (1) PFPC personnel and other resources that will be used to perform termination assistance services will include, PFPC staff, members of PFPC's systems teams and conversion teams.

     (2) HCM or its designee will take possession of the archived historical records.

     (3) The termination assistance services will include PFPC's provision of a standard file extract for a point in time conversion, parallel reporting to HCM or its designee for up to a two week period, and thirty day post-termination support. The requisite information for the termination assistance services are set forth below (De-conversion Required Information).

     (4) The timetable and process for effecting termination assistance services that are designed to enable HCM to efficiently complete disengagement without materially disrupting the quality of the services are set forth below (De-conversion Plan-Pre Parallel & Parallel). PFPC and HCM will reasonably cooperate, and if HCM is not itself the successor provider, HCM will cause its designee, to reasonably cooperate with the other parties to effect an orderly transition.

B. DISENGAGEMENT REQUIRED INFORMATION. The requisite information for the termination assistance services are as follows:

     (1) Contact information for key transition personnel from each of the parties (e.g., PFPC, HCM, successor provider) that are involved with transition;

     (2)  Tax lot files for each Portfolio;

     (3)  Trial balances and subsidiary ledgers that relate to each Portfolio;

     (4)  Supporting offline workpapers, if any;

     (5)  Expense information for each Portfolio;

     (6)  Prospectus and statement of additional information for the Fund;

     (7) Annual Financial Statements for the Fund for the most recently completed fiscal year;

     (8) Historical data including NAVs, distributions and the tax character of such distributions necessary to calculate performance information for each of the Portfolios;

     (9) Examples of reports distributed nightly and associated distribution lists;

     (10) Examples of reports distributed monthly and associated distribution lists; and

     (11) Fiscal   year-to-date   reporting   information  up  to  the  date  of
          termination of the Agreement.

     (12) Any additional information, as the parties mutually agree is needed for the timely and complete conversion of the data.

Sub-Administration and Accounting Services Agreement               Page 42 of 51
as of December 3, 2007 between
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


C. DE-CONVERSION PLAN-PRE PARALLEL & PARALLEL. At such point as Pre-Parallel and Parallel De-conversion Plans become necessary or desirable in connection with the transition of the Services from PFPC to the successor provider, the parties agree to negotiate in good faith the elements of such plans and use commercially reasonable efforts to complete them in sufficient time for such plans to be appropriately implemented.

Sub-Administration and Accounting Services Agreement               Page 43 of 51
as of December 3, 2007 between
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

                                    EXHIBIT F

     THIS  EXHIBIT F,  dated as of  December  3, 2007 is a part of that  certain
Sub-Administration and Accounting Services Agreement dated as of December 3, 2007 between PFPC Inc. and HighMark Capital Management, Inc.

                         Additional Contract Provisions

I.  PROPERTY RIGHTS

(a) Except as otherwise provided by law or otherwise stated herein (including without limitation at Section 8), any intellectual property created by PFPC, its employees or agents during the term of the Agreement and as part of its duties under this Agreement are the property of HCM; except that the following property shall be excluded: (i) computer or systems code, software, systems, manuals, procedures and similar property, (ii) policies, procedures or processes developed by PFPC with the intention that such property be applicable to other clients as well as to HCM, and any property reflecting same, and (iii) ideas, concepts, rights of copyright, patent or trade secrets related to any of the foregoing. PFPC hereby assigns to HCM all proprietary rights in any HCM-owned property, including rights of copyright, patent or trade secrets, and PFPC agrees to take any other action reasonably necessary to confirm HCM's ownership of such HCM-owned property at HCM's expense. PFPC hereby grants HCM a non-exclusive license to use any property described in item (ii) above to the extent it constitutes books and records of the Fund or spreadsheet format after the termination

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as of December 3, 2007 between
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


or expiration of this Agreement, but only in connection with the administration of the Fund.

(b) PFPC shall not acquire any intellectual property rights in any property transferred by HCM to PFPC in connection with this Agreement. HCM shall not acquire any intellectual property rights in any PFPC intellectual property whether or not created in connection with this Agreement.

(c) PFPC hereby warrants during the term of this Agreement that to PFPC's knowledge, HCM's use of any PFPC intellectual property furnished to HCM in connection with this Agreement shall not infringe any copyright, trade secret, trademark, or trade dress right and that such property is not subject to any security interest held by any third party.

II.  INSURANCE.

     Without limiting PFPC's liability to HCM or third parties hereunder, PFPC agrees to maintain the following insurance coverages with insurance carriers with A.M. Best rating of at least A- VII, or lower if acceptable to HCM, in HCM's sole discretion:

          (a)  REQUIRED COVERAGE.

               (i) All insurance coverages required by federal and state law and statute having jurisdiction over PFPC, including Worker's Compensation Insurance and Employers' Liability Insurance. The Employers' Liability Insurance shall have a minimum coverage of at least $500,000 for each person;

Sub-Administration and Accounting Services Agreement               Page 45 of 51
as of December 3, 2007 between
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

               (ii) Comprehensive or Commercial General Liability Insurance, including coverage for Products and Completed Operations, and Blanket Contractual Liability for obligation undertaken by PFPC to HCM under this Agreement. Such Comprehensive General Liability Insurance shall provide for minimum Combined Bodily Injury and Property Damage Coverage Limits of at least $3,000,000, per occurrence, and name HCM as Additional Insured;

               (iii) Comprehensive Automobile Liability Insurance including coverage for Hired & Non-Owned Automobile Liability, with Combined bodily Injury and Property Damage Coverage Limits, per occurrence, of at least $1,000,000, naming HCM as Additional Insured; and

               (iv) Comprehensive Crime Policy (CCP) including Employees Dishonest/Fidelity Coverage for all PFPC's employees, officers and agents, and On-Premises (Loss Inside the Premises) and In-Transit (Loss Outside the Premises). The CCP shall have a minimum of at least $2,500,000, per occurrence.

               (v) Professional Liability Coverage (Errors and Omissions) for a minimum coverage of at least $2,500,000 per occurrence.

          (b)  PRIMARY  &  NON-CONTRIBUTING   ENDORSEMENT.  All  insurance  must
               include a Primary & Non-Contributing Endorsement.

          (c) CERTIFICATES OF INSURANCE. Prior to performance of any services or commencement of any work under this Agreement, PFPC shall furnish to HCM Certificates of Insurance evidencing such required insurance coverages and


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as of December 3, 2007 between
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

               naming HCM as Additional Insured (for coverages required by items
               (ii) and (iii) above). Said Certificates will include a provision whereby the Insurance Carrier is required to provide, directly to HCM, thirty (30) days advance written notice before termination, change or cancellation of coverage takes effect for such policies evidenced on such Certificate, regardless of whether canceled by PFPC, the Insured, or the Insurance Carrier.

          (d) PFPC may maintain the coverages set forth above through its affiliates. A deductible provision may be included in each coverage above in an amount determined in the sole discretion of PFPC's affiliates. PFPC may elect at any time, subject to thirty
               (30) days advance written notice to HCM during this Agreement, terminate any of the above non-statutory coverage to self-insure on the basis of the financial strength of PFPC and its affiliates without it constituting a breach or violation of this Agreement. Notwithstanding the foregoing, PFPC shall not take any action under this sub-section II(d) that will materially diminish the protection afforded to HCM by the coverages otherwise required in this Section II.

III. RIGHT TO AUDIT:

     During the term of this Agreement, HCM and HCM's federal and state governmental regulators shall have the right, upon reasonable notice, and at times mutually agreeable to HCM and PFPC:

     (a) to receive from PFPC copies of PFPC's SAS 70 reports (which include any management responses) for the purpose of determining the adequacy of PFPC's

Sub-Administration and Accounting Services Agreement               Page 47 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

     systems, controls, security, integrity, fees, and confidentiality, all solely with respect to the services that are subject of this Agreement;

     (b) to enter PFPC's premises or such other premises where PFPC's data is stored, within site security guidelines, for the sole purpose of verifying data security access procedures and operational processes; provided that any such visits shall be made in coordination with PFPC, and such visits shall be performed in a manner designed not to unreasonably interrupt or unreasonable disrupt PFPC's business.

     (c) to review, participate in, and test in PFPC's contingency planning for the sole purpose of determining that the services that are subject of this Agreement can be restored within an acceptable timeframe. PFPC shall have:
     a) documented contingency plan; b) the ability to recover at a location separate from its normal production center; c) conducted an exercise of the plan within the last 12 months; d) updated the plan within the last 12 months, recuringly; and e) the ability to recover critical services within timeframes congruent to PFPC's current Business Resiliency Program requirements.

IV.  BACKGROUND CHECKS

     PFPC warrants that all newly hired employees of PFPC are fingerprinted, and their prints are sent to the FBI for processing to determine if they have ever been convicted of, plead guilty or nolo contendere to, or entered a pre-trial disposition program (after November 28, 1999) with regard to a crime involving dishonesty, breach of trust or money laundering (as those terms are defined in the FDIC's current Statement of Policy). Any employee found as a result to have committed any such crime (other than

Sub-Administration and Accounting Services Agreement               Page 48 of 51
as of December 3, 2007 between
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

     one that is considered de minimus under the FDIC's Statement of Policy) will not be permitted to perform work for HCM.

V.  TRAVEL POLICY

HCM will reimburse PFPC for all preapproved travel and out-of-pocket expenses related to travel solely in connection with services provided under this Agreement. HCM's written consent shall not be unreasonably withheld. Notwithstanding the foregoing, HCM may require as a condition of its consent that any PFPC travel and out-of-pocket expenses must materially comply with the provisions of HCM's travel policy or expense reimbursement policy as communicated to PFPC from time to time.

VI. CFO SERVICES

PFPC, as sub-administrator, shall provide the following additional service with respect to the Fund or, if appropriate, each Portfolio:

1. PFPC shall cause any PFPC employee who holds of the office of Chief Financial Officer of the Fund ("PFPC Designated CFO") to sign (a) the certifications required by the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder in effect on the date hereof which are required to be signed by the Fund's principal financial officer with respect to the Fund's Form N-CSR and Form N-Q, and (b) such other documents that are customarily signed by a principal financial officer in the normal course of business (collectively with the certifications, the "Documents," and each individually a "Document"); provided that (i) the PFPC Designated CFO is an employee of PFPC and is the Fund's Chief Financial Officer on the date the Document is to be provided, (ii) PFPC has

Sub-Administration and Accounting Services Agreement               Page 49 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

     been able to perform, and the Fund and HCM have cooperated fully with PFPC (and have caused third parties identified by PFPC to also cooperate fully with PFPC) in performing any preparations and investigations that PFPC may deem necessary or appropriate to be in a position to cause the PFPC Designated CFO to sign the Document, (iii) PFPC and the PFPC Designated CFO shall be entitled to rely on the completeness and accuracy of any statements or other information provided by HCM, the Fund, or other entities with respect to such Document, and PFPC shall have no liability to HCM to the extent such statements or other information are incomplete or inaccurate, and (iv) the PFPC Designated CFO shall have no liability to HCM with respect to such certification.

2. Notwithstanding item 1 above, if the due diligence and investigation conducted by PFPC reveals issues that could render the PFPC Designated CFO, in PFPC's reasonable discretion, unable to sign a Document, PFPC may cause the PFPC Designated CFO to resign as the Fund's principal financial officer and neither the PFPC Designated CFO nor any other PFPC employee shall be required to sign such Document; provided that, PFPC shall have given HCM reasonable notice of such issues and shall have used reasonable efforts to work with HCM to resolve such issues so as to be in a position to cause the Document to be signed in a timely manner.

3. Without in any way limiting the other protections afforded herein to the PFPC Designated CFO, in providing any such Document, the PFPC Designated CFO shall be considered to be acting in his or her capacity as an officer of the Fund, and HCM shall ensure that the PFPC Designated CFO is covered by the Fund's

Sub-Administration and Accounting Services Agreement               Page 50 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.

     D&O / E&O insurance with respect to providing such certification to the same extent that other Fund officers are covered by such insurance.

Sub-Administration and Accounting Services Agreement               Page 51 of 51
as of December 3, 2007 between
PFPC, Inc. and HighMark Capital Management, Inc.